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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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THE MEN’S WEARHOUSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MEN’S WEARHOUSE, INC.
5803 Glenmont Drive
Houston, Texas 77081-1701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 13, 2007

Notice is hereby given that the Annual Meeting of the Shareholders of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), will be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2007, at The Westin St. Francis, 335 Powell Street, San Francisco, California, for the following purposes:

(1) To elect eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of the Company’s common stock, $.01 par value per share, at the close of business on April 25, 2007, will be entitled to vote at the meeting and any adjournment(s) thereof.

By Order of the Board of Directors

Michael W. Conlon
Secretary

May 9, 2007

IMPORTANT

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the meeting you can vote either in person or by your proxy.

THE MEN’S WEARHOUSE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 13, 2007

This proxy statement is furnished to the shareholders of The Men’s Wearhouse, Inc. (the “Company”), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2007, at The Westin St. Francis, 335 Powell Street, San Francisco, California, or any adjournment(s) thereof (the “Annual Meeting”).

Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted “FOR” the nominees for director listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to us at or prior to the meeting.

This Proxy Statement is being mailed on or about May 11, 2007, to the holders of record of our common stock, $.01 par value per share (the “Common Stock”), on April 25, 2007 (the “Record Date”). At the close of business on the Record Date, there were outstanding and entitled to vote 54,207,854 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will reduce the number of votes received by, but otherwise will have no effect on the results of the election of, those directors for whom authority to vote is withheld because our bylaws provide that directors are elected by a plurality of the votes cast.

The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

The following persons have been nominated to fill the eight positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Nominating and Corporate Governance Committee. Kathleen Mason, President, Chief Executive Officer and a director of Tuesday Morning Corporation, chose not to stand for re-election as a director of the Company in order to reduce the number of boards of directors on which she serves as a director.

			Director
Name	Age	Position with the Company	Since

George Zimmer	58	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	52	Vice Chairman of the Board	1991
Rinaldo S. Brutoco	60	Director	1992
Michael L. Ray, Ph.D.	68	Director	1992
Sheldon I. Stein	53	Director	1995
Deepak Chopra, M.D.	61	Director	2004
William B. Sechrest	64	Director	2004
Larry R. Katzen	61	Director	2007

George Zimmer co-founded The Men’s Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991.

David H. Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993, he was elected Chief Operating Officer of the Company. In February 1997, Mr. Edwab was elected President of the Company. He was elected as a director of the Company in 1991. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. (“Bear Stearns”) as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns. Accordingly, Mr. Edwab resigned as President of the Company and was then named Vice Chairman of the Board. In February 2002, Mr. Edwab re-joined the Company and continues to serve as Vice Chairman of the Board. Mr. Edwab is also a director of Aeropostale, Inc. and New York and Company.

Rinaldo S. Brutoco is and has been since January 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc.. ShangriLa Consulting, Inc. is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern.

Michael L. Ray, Ph.D. has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy — Banc One Corporation Professor of Creativity and Innovation and of Marketing Emeritus at Stanford University’s Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

Sheldon I. Stein is a Senior Managing Director of Bear Stearns and runs the firm’s Southwest Investment Banking Group. Mr. Stein joined Bear Stearns in August 1986.

Deepak Chopra, M.D. is Director of Educational Programs, Chief Executive Officer and founder of The Chopra Center for Well Being, which was established by Dr. Chopra in 1995 and offers training programs in mind-body medicine. Dr. Chopra is the author of more than 40 books and more than 100 audio, video and CD-ROM titles. Dr. Chopra is a fellow of the American College of Physicians and a member of the American Association of Clinical Endocrinologists.

William B. Sechrest joined the law firm of Shartsis Friese LLP as “of counsel” in January 2007. Mr. Sechrest was a founder and had been for more than five years a shareholder of Winstead Sechrest & Minick P.C., a law firm. Mr. Sechrest is a member of the American College of Real Estate Lawyers.

Larry R. Katzen was a partner with Arthur Andersen from 1978-2002, including Managing Partner, Great Plains Region, from 1998-2002 and Managing Partner, St. Louis office, from 1993-2002. Mr. Katzen currently serves as a director of Pathmark Stores, Inc. and Kellwood Company.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the Board of Directors to enhance the long-term value of the Company for our shareholders. In exercising its authority to direct, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board in fulfilling its responsibilities, it has adopted certain Corporate Governance Guidelines (the “Guidelines”). As contemplated by the Guidelines, the Board of Directors has regular executive sessions where non-management directors meet without management participation. The Chairman of the Nominating and Corporate Governance Committee is the presiding director for each executive session.

Director Qualifications

As set forth in the Guidelines, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the New York Stock Exchange. In addition, at least two-thirds in number (if two-thirds is not a whole number then at least the nearest whole number to two-thirds that is less than two-thirds) of the directors shall meet the following qualifications:

•	shall not have been employed by us as an executive officer in the past ten years.

•	is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier or service provider to us. For purposes hereof, significant shall mean circumstances where during the past fiscal year the business with the customer, supplier or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue.

•	is not personally the accountant, lawyer or financial advisor for compensation to any of our executive officers.

•	is not a trustee, director or officer of any charitable organization that received contributions during the past fiscal year aggregating $100,000 or more from us.

•	has not within the last three years engaged in a transaction with us required to be disclosed in our proxy statement pursuant to Subpart 229.400 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission.

•	is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law or son-in-law of a person who would not meet the foregoing qualifications.

A director shall not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director’s performance of his or her duties to the Company. A person shall not stand for election upon reaching the age of 75. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board of Directors. The Board believes that directors should be shareholders and have a financial stake in the Company and, therefore, the Board has recommended that directors develop an ownership position in the Company equal to at least $50,000 by fiscal year end 2006 or within three years of becoming a director, whichever is later. The Nominating and Corporate Governance Committee of the

Board may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Sources for New Nominees

Mr. Katzen was initially recommended by a non-management director to the Nominating and Corporate Governance Committee, who in turn recommended Mr. Katzen to the full Board for election and inclusion in the list of nominees to be elected at the Annual Meeting.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. Zimmer and Edwab, are independent in accordance with New York Stock Exchange Listing Standards and have no current material relationship with the Company, except as a director.

Attendance at the Annual Meeting of Shareholders

Our Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. Seven of the eight directors attended the 2006 Annual Meeting of Shareholders.

Communications with the Company

Any shareholder or other interested party wishing to send written communications to any one or more members or Committees of our Board of Directors, including the non-management directors or the presiding director of the executive sessions of non-management directors, may do so by sending them in care of Investor Relations at 5803 Glenmont Drive, Houston, Texas 77081-1701. All such communications will be forwarded to the intended recipient(s).

Investor Information

To obtain a printed copy of our Code of Business Conduct, Code of Ethics for Senior Management, Corporate Governance Guidelines or charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to us in care of Investor Relations at 5803 Glenmont Drive, Houston, Texas 77081-1701. This material may also be obtained from our website at www.tmw.com under Corporate Governance.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended February 3, 2007, the Board of Directors held five meetings.

The Board of Directors has an Audit Committee that operates under a written charter. Prior to April 10, 2007, the Audit Committee was comprised of Messrs. Sechrest (Chair) and Brutoco and Ms. Mason. At the time of Mr. Katzen’s appointment to the Board on April 10, 2007, Mr. Katzen was added as a member of the Audit

Committee. The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with the New York Stock Exchange Listing Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and that Messrs. Brutoco and Katzen and Ms. Mason are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. It is the duty of the Audit Committee to review our financial information, accounting policies and internal controls, review with our independent public accountants the plan, scope and results of the annual audit of our financial statements, review and discuss our annual and quarterly financial statements with management and our independent public accountants, and to select our independent public accountants and approve in advance all audit and non-audit engagements of such independent public accounts. The Audit Committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Audit Committee. During the fiscal year ended February 3, 2007, the Audit Committee held nine meetings. The Audit Committee’s report appears below.

The Board of Directors has a Compensation Committee, each member of which is independent in accordance with the New York Stock Exchange Listing Standards. Prior to April 10, 2007, the Compensation Committee was comprised of Messrs. Stein (Chair) and Sechrest and Ms. Mason. At the time of Mr. Katzen’s appointment to the Board on April 10, 2007, Mr. Katzen was added as a member of the Compensation Committee. The Compensation Committee’s duties are to review and approve our overall compensation policy and consider and approve, on behalf of the Board of Directors, the compensation of our executive officers, including the chief executive officer, and the implementation of any compensation program for the benefit of any of our executive officers. The Compensation Committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Compensation Committee. During the fiscal year ended February 3, 2007, the Compensation Committee held two meetings. The Compensation Committee’s report appears below.

The Board of Directors has a Nominating and Corporate Governance Committee, each member of which is independent in accordance with the New York Stock Exchange Listing Standards. The members of the Nominating and Corporate Governance Committee are Messrs. Ray (Chair) and Brutoco and Dr. Chopra. It is the duty of the Nominating and Corporate Governance Committee to develop and recommend to the Board of Directors a set of corporate governance principles for the Company, study and review with management the overall effectiveness of the organization of the Board of Directors and the conduct of its business and report and make recommendations to the Board of Directors as appropriate, and consider candidates to be elected directors and recommend to the Board of Directors the nominees for directors. The Nominating and Corporate Governance Committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors feels that it is in the best interest of the Company to focus our resources on evaluating candidates at the appropriate time and who come to us through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. During the fiscal year ended February 3, 2007, the Nominating and Corporate Governance Committee held two meetings.

During the fiscal year ended February 3, 2007, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member, except Dr. Chopra.

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee is responsible for reviewing and establishing the compensation of the Chief Executive Officer and the named executive officers. The Compensation Committee also reviews and discusses with the Chief Executive Officer the compensation for all other executive officers. The Compensation Committee has the sole authority to retain compensation consultants and any other type of legal or accounting adviser it deems appropriate, though the Compensation Committee’s general practice is not to use a compensation consultant. Based on the Compensation Committee’s analysis of comparative data presented and its own conclusions regarding that data, the Committee determines the compensation of our Chief Executive Officer during an executive session of the Compensation Committee, at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of the other executive officers to the Compensation Committee, including but not limited to grants under our equity plans, which the members of the Compensation Committee discuss with our Chief Executive Officer and may discuss in executive session. The final determination as to the compensation of the Chief Executive Officer and officers whose annual base salary plus maximum estimated future payout under non-equity incentive plan awards is equal to or in excess of $500,000 is made solely by the Compensation Committee and the Chief Executive Officer determines the compensation for the other executive officers with input from and oversight by the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee may delegate any of its powers and responsibilities to a subcommittee of the Compensation Committee.

As set forth in the Guidelines, the Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards, and other director compensation. The Guidelines further provide that, in determining director compensation, the following should be considered: (1) fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope; (2) alignment of the director’s interest with the long-term interests of the Company; and (3) a transparent and readily understandable compensation program.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2006, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K.

During fiscal 2006, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Sheldon I. Stein, Chairman
William B. Sechrest
Kathleen Mason

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended February 3, 2007, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of the independent auditors.

AUDIT COMMITTEE

William B. Sechrest, Chairman
Rinaldo S. Brutoco
Kathleen Mason

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners have been met, except that (i) Rinaldo Brutoco inadvertently failed to timely file Form 4s related to sales of 500 shares and 2,250 shares, respectively, (ii) Neill Davis, Douglas Ewert, William Silveira and Christopher Zender inadvertently failed to timely file Form 4s related to the withholding of shares to satisfy the tax obligations upon vesting of their respective deferred stock units and (iii) Carole Souvenir inadvertently failed to timely file a Form 4 related to the sale of shares under the Employee Stock Discount Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date (except as noted below), with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each nominee for director, (iii) each executive officer named in the Summary Compensation Table below, (iv) each shareholder known by us to be the beneficial owner of more than 5% of the Common Stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

			% of
	Number		Outstanding
Name	of Shares		Shares

PRIMECAP Management Company	4,565,982	(1)	8.6
225 South Lake Avenue #400 Pasadena, California 91101
Vanguard HorizonFunds-Vanguard Capital Opportunity Fund	3,565,600	(2)	6.7
100 Vanguard Blvd. Malvern, Pennsylvania 19355
George Zimmer(3)	3,820,185	(4)(5)(6)	7.1
David H. Edwab	79,832	(5)(6)(7)	*
Rinaldo S. Brutoco	7,000	(8)	*
Sheldon I. Stein	33,000	(9)	*
Michael L. Ray, Ph.D.	1,500	(10)	*
Kathleen Mason	24,000	(11)	*
Deepak Chopra, M.D.	10,500	(12)	*
William B. Sechrest	10,500	(12)	*
Larry R. Katzen	1,500	(10)	*
Charles Bresler, Ph.D.	42,849	(6)(13)	*
Douglas S. Ewert	53,367	(6)(14)	*
Neill P. Davis	13,674	(6)(15)	*
Pasquale De Marco	2,500	(16)	*
All executive officers and directors as a group (19 Persons)	4,899,516	(4)(5)(6)(17)(18)
		(19)(20)(21)	9.0

*	Less than 1%

(1)	Based on a Schedule 13G filed on February 13, 2007, PRIMECAP Management Company has sole voting power with respect to 938,232 of these shares, neither sole nor shared voting power with respect to the remainder of these shares and sole dispositive power with respect to all of these shares.

(2)	Based on a Schedule 13G filed on February 14, 2007, Vanguard HorizonFunds-Vanguard Capital Opportunity Fund has sole voting power with respect to all of these shares and neither sole nor shared dispositive power with respect to any of these shares.

(3)	The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

(4)	Includes 3,754,225 shares held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

(5)	Excludes 59,629 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power but with regard to which such officer and director disclaims beneficial ownership.

(6)	Includes 65,960 shares, 2,392 shares, 864 shares, 484 shares, 350 shares and 120,014 shares, respectively, allocated to The Men’s Wearhouse, Inc. Employee Stock Ownership Plan (the “ESP”) accounts of Messrs. George Zimmer, David Edwab, Charles Bresler, Douglas Ewert and Neill Davis and to certain executive officers included in all executive officers and directors of the Company as a group, under the ESP. The ESP provides that participants have voting power with respect to these shares and in certain circumstances may have dispositive power with respect to a portion of the shares allocated to the participant’s account.

(7)	Includes 77,440 restricted shares.

(8)	Includes 1,500 restricted shares and 3,000 shares that may be acquired within 60 days upon the exercise of stock options.

(9)	Includes 1,500 restricted shares and 27,000 shares that may be acquired within 60 days upon the exercise of stock options.

(10)	Represents 1,500 restricted shares.

(11)	Includes 1,500 restricted shares and 18,000 shares that may be acquired within 60 days upon the exercise of stock options. Ms. Mason has chosen not to stand for re-election as a director of the Company in order to reduce the number of boards of directors on which she serves as a director.

(12)	Includes 1,500 restricted shares and 4,500 shares that may be acquired within 60 days upon the exercise of stock options.

(13)	Includes 37,500 restricted shares.

(14)	Includes 45,000 restricted shares and 1,462 shares allocated to the account of Mr. Ewert under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(15)	Includes 183 shares allocated to the account of Mr. Davis under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(16)	Includes 2,000 shares that may be acquired within 60 days upon the exercise of stock options and 500 shares allocated to the account of Mr. De Marco under Employee Stock Discount Plan (the “ESDP”).

(17)	Includes an aggregate of 97,257 shares that may be acquired within 60 days upon the exercise of stock options.

(18)	Includes 4,333 shares allocated to the 401(k) Savings Plan accounts of certain of our executive officers. The 401(k) Savings Plan provides that participants have voting and investment power over these shares.

(19)	Includes 500 shares allocated to the ESDP accounts of certain executive officers of the Company. The ESDP provides that participants have voting power with respect to these shares and investment power over these shares.

(20)	Includes 4,098 shares held by family members of certain of our executive officers and directors.

(21)	Includes an aggregate of 221,741 restricted shares.

EXECUTIVE OFFICERS

The following table lists the name, age, current position and period of service with the Company of each executive officer. Each officer will hold office until his or her successor shall have been elected and qualified.

			Executive
			Officer
Name	Age	Position with the Company	Since

George Zimmer	58	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	52	Vice Chairman of the Board	1991
Charles Bresler, Ph.D.	58	President	1993
Neill P. Davis	50	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	1997
Douglas S. Ewert	43	Executive Vice President and Chief Operating Officer	2000
Pasquale De Marco	46	President — Moores Retail Group Inc.	2003
Christopher M. Zender	43	President — K&G Men’s Company	2004
Gary G. Ckodre	57	Senior Vice President — Chief Compliance Officer	1992
James E. Zimmer	55	Senior Vice President — Merchandising	1975
Diana M. Wilson	59	Senior Vice President — Chief Accounting Officer and Principal Accounting Officer	2003
William C. Silveira	49	Executive Vice President — Manufacturing	2006
Carole L. Souvenir	46	Chief Legal Officer and Executive Vice President — Employee Relations	2006

See the table under “Election of Directors” for the past business experience of Messrs. George Zimmer and David Edwab.

Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998, he served as Senior Vice President — Human Development. In February 1998, he was named Executive Vice President. In March 2003, he was renamed Executive Vice President — Stores, Marketing and Human Development. Effective as of January 31, 2005, he was named President of the Company.

Neill P. Davis joined the Company in 1997 as Vice President and Treasurer. In November 2000, he was named Senior Vice President, Chief Financial Officer and Treasurer, and in March 2001 he was named Principal Financial Officer. In March 2002, he was promoted to Executive Vice President and remained Chief Financial Officer, Treasurer and Principal Financial Officer. In March 2003, he was named Executive Vice President, Chief Financial Officer and Principal Financial Officer. In April 2006, he was again named to the additional office of Treasurer.

Douglas S. Ewert joined the Company in 1995. From 1996 to 1999, he served as General Merchandise Manager. From 1999 to 2000, he served as Vice President — Merchandising and General Merchandise Manager. In April 2000, he was named Senior Vice President — Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men’s Company. In March 2002, he was named Executive Vice President and General Merchandise Manager. Effective as of January 31, 2005, he was named Executive Vice President and Chief Operating Officer.

Pasquale De Marco joined the Company as the Chief Financial Officer of Moores Retail Group Inc. (“Moores”) following the closing of the merger of a wholly owned subsidiary of the Company with Moores on February 10, 1999. Prior to the merger, Mr. De Marco had been the Chief Financial Officer of Moores since its inception. In March 2003, Mr. De Marco was named President — Moores Retail Group Inc.

Christopher M. Zender joined the Company in September 2001 as Vice President of Store Operations of the Company’s Twin Hill Corporate Sales Division. In November 2002, he was named Vice President of Store Operations for K&G Men’s Company. In February 2005, he was named President — K&G Men’s Company. Prior to joining the Company, he was the Chief Operating Officer of Value City Department Stores from 1999-2001.

Gary G. Ckodre joined the Company in 1992. In February 1997, he was named Vice President — Finance and Principal Financial and Accounting Officer, and in March 2001 he was named Senior Vice President and Principal Accounting Officer. In March 2003, he was named Senior Vice President — Finance. In March 2004, he was named Senior Vice President — Chief Compliance Officer.

James E. Zimmer has served as Senior Vice President — Merchandising since 1975. Mr. J. Zimmer served as a director of the Company until June 2002 when he chose not to seek re-election.

Diana M. Wilson joined the Company in March 1999 as Corporate Controller. In March 2001, she was named Vice President and Corporate Controller, and, in March 2002, she was named Vice President — Finance. In March 2003, she was named Vice President — Principal Accounting Officer. In March 2005, she was named Senior Vice President — Principal Accounting Officer. In April 2006, her title was changed to Senior Vice President — Chief Accounting Officer and Principal Accounting Officer.

William C. Silveira joined the Company in July 1997 as Director — Manufacturing. In March 2000, he was named Vice President — Manufacturing. In March 2001, he was named Senior Vice President — Manufacturing, and, in March 2005, he was named Executive Vice President — Manufacturing.

Carole L. Souvenir joined the Company in April 1998 as Vice President — Employee Relations. In March 2002, she was named Senior Vice President — Employee Relations. In August 2006, she was promoted to Chief Legal Officer and Executive Vice President — Employee Relations.

George Zimmer and James E. Zimmer are brothers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program

Objectives of Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to retain and incentivize qualified employees who are enthusiastic about and committed to our culture and mission. In doing so, we design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executives. Promotion from within is a key principle at the Company and a majority of our executive officers have reached their current career positions through an average career development tenure in excess of 10 years with us. The same compensation philosophy is applied to all levels of exempt employees, including executive officers. While the amounts may be different, each of the components of the compensation package is the same and is applied using similar methodology as further discussed below under “Elements of Compensation.” Exceptions to this principle are generally due to local market requirements.

Executive officers generally receive the same benefits as other employees. Any differences are generally due to position, seniority, or local requirements. In line with this philosophy, executive officers receive minimal perquisites and we do not provide employment agreements for executive officers, except in connection with phased retirement or other circumstances as the Compensation Committee deems warranted and as further discussed below under “Elements of Compensation.”

Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees. All of our executive officers participate in a non-equity incentive compensation plan two-thirds of which is based on attainment of certain financial metrics. The remaining one third is based on individual performance. The maximum average non-equity incentive compensation program, as a percentage of base salary, for fiscal 2006 for named executive officers was 36% and for all other officers was 29%. Fiscal year 2006 incentive compensation for the named executive officers that participate in the non-equity incentive compensation program averaged approximately 31% of base salary and for all other officers averaged 18% of base salary. For comparison purposes, for fiscal year 2005, the maximums for the two groups was 58% and 32%, respectively and the averages were 44% and 19%, respectively.

Administration

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of our employee compensation programs. The Compensation Committee (i) reviews and approves annual compensation for officers whose annual base salary plus maximum estimated future payout under non-equity incentive plan awards is equal to or in excess of $500,000 (for fiscal 2006 those officers included the Chairman and Chief Executive Officer, President, Executive Vice President and Chief Operating Officer, and the Executive Vice President and Chief Financial Officer), (ii) reviews the compensation program for all other executive officers as recommended to the Committee by the Chairman and Chief Executive Officer, and (iii) reviews and approves the annual awards under equity incentive plans to all employees as recommended to the Committee by management. Individual recommendations other than for the named executive officers are made by an executive group comprised of the President, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer and approved by the Chief Executive Officer. Recommendations for the named executive officers are made by the Chief Executive Officer.

The Committee does not currently engage any consultant related to executive compensation matters.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity incentive program, and (3) equity awards. In prior years, equity awards included non-qualified stock options, restricted stock awards and restricted stock units. In recent years, restricted stock units have been the key component of equity compensation. Each executive’s current and prior compensation is considered in setting future compensation and consideration is given to the vesting and value of previously granted equity awards. In addition, the Chief Executive Officer focuses on relative compensation throughout the organization in recommending his own compensation and that of other executive officers.

Base Salaries

Level of responsibility and experience, company performance, competitive market conditions, retention concerns and individual performance are all factored into the determination of base salary. In addition, the Chief Executive Officer focuses on his level of base salary and indirectly the level of all other executive base salary relative to compensation throughout the organization. Increases to base salaries, if any, are driven by the foregoing factors.

Annual Cash Bonuses

To align executive pay with our annual performance, our executives receive annual cash bonuses pursuant to a non-equity incentive program. Each year, our executives are eligible for a maximum cash bonus payout. The program establishes a set of three metrics for each executive. The two financial metrics are predetermined sales targets and income targets. The non-financial metric consists of a qualitative assessment of the executive’s performance. Each metric carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three metrics — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular metric is met and receives the entire one-third payout if the “excellent” threshold is achieved. The maximum annual bonus payout possible for a named executive officer under our non-equity performance program was $200,000 for fiscal 2006. The qualitative assessment of each named executive officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the named executive officers other than himself.

Threshold levels for “good” financial metrics are based on minimum performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year and are generally considered to be obtainable that year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold and, in recent years, these thresholds have often been achieved with respect to one or more of the metrics.

Equity Awards

Our compensation structure also includes an equity incentive plan that provides for awards of stock options, restricted stock awards and restricted stock units.

Nonqualified stock options provide executives with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Since a stock option becomes valuable only if our common stock price increases above exercise price and the holder of the option remains employed during the period required for the option to “vest,” stock options provide the incentive for an option holder to remain employed by us and links a portion of the employee’s compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of our stock. However, since early in fiscal 2004 we have not granted stock options as part of our equity compensation.

Restricted stock awards (“RSAs”) are intended to retain executives through vesting periods. RSAs provide the opportunity for capital accumulation and more predictable long-term incentive value. RSAs are shares of our common stock that are awarded with the restriction that the executive remain with us until the date of vesting. The purpose of granting RSAs is to encourage ownership of our Common Stock by, and retention of, our executives. Any unvested RSAs are generally forfeited once the executive terminates employment.

In the last few years restricted stock units (“RSUs”) have been the key component of equity compensation. An RSU is a commitment by us to issue a share of our Common Stock for each RSU at the time the restrictions in the award agreement lapse. RSUs are generally forfeited upon termination of employment with us if the restrictions outlined in the awards are not met. Any vested shares are fully owned. Historically, we would grant stock options, RSAs and RSUs to executive officers in larger numbers, in intervals of several years and vesting over lengthy periods of time. Based on the recommendation of our Chief Executive Officer, the Compensation Committee currently intends to transition to primarily single year grants. During fiscal 2006, an award of 10,000 RSUs was granted to Douglas Ewert; no other named executive officer received any grants.

Relative Size of Major Compensation Elements

Except in the case of certain insurance related benefits discussed below, the combination of base salary, annual non-equity incentive awards and equity incentive awards comprise total direct compensation. In setting named executive officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive and the form of the compensation. The Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The number of shares granted under equity awards to each executive is made on a discretionary, rather than formula, basis, by taking into consideration the executive’s position, responsibilities and tenure with the Company.

The Committee may decide, as appropriate, to modify the mix of base salary, annual and long-term awards to best fit a named executive officer’s specific circumstances. For example, the Chief Executive Officer, who holds significant ownership interests in the Company, does not participate in any equity incentive award plan. It is the belief of the Compensation Committee that incentives through equity awards at this time for the Chief Executive Officer would not significantly affect his annual or long-term perspective with respect to equity performance of the Company. However, the Compensation Committee also believes that participation by Mr. Zimmer in our equity incentive award plan would be reasonable and appropriate. Nevertheless, Mr. Zimmer has voluntarily chosen not to do so. Similarly, we have entered into an employment agreement for another executive officer — the Vice Chairman — to reflect that individual’s reduced role in the general management of the Company. In the case of this executive officer, both as a result of our recruiting him from a position with an investment banking firm and a later joint decision to reduce his role in the day to day management of the Company, we entered into an employment agreement.

Timing of Compensation Decisions

All elements of executive officer compensation are reviewed and approved on an established schedule, which may vary from year to year, but generally occurs over a 90-day period following our fiscal year end and after a review of financial, operating and personal objectives with respect to the prior year’s results. By way of example, at the end of fiscal 2006, the Committee reviewed results and management recommendations and approved base compensation and the annual non-equity incentive bonus in March, and concluded with final details and approvals of the equity awards in April. The Compensation Committee may, however, review salaries or equity awards at other times as the result of new appointments or promotions during the year.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.

We maintain an employee stock profit sharing plan. Under the plan, generally each year we make a voluntary contribution to the plan either in our common stock or in cash that is used to acquire our common stock. The common stock is then allocated to employees based on their level of compensation.

We maintain a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us.

Perquisites

Split-Dollar Life Insurance Agreements

As discussed below in this Proxy Statement, we have entered into certain agreements with Mr. Zimmer and Mr. Edwab pursuant to which we reimburse them for premiums paid on certain life insurance policies and make additional payments to offset the income taxes owed as a result of such payments.

Originally, we only advanced the premiums and retained a security interest in the policies to secure repayment of the premiums advanced by us. In light of the provisions of the Sarbanes-Oxley Act of 2002 which prohibit us from making loans to our officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by the cash payable pursuant to such policies), we determined that we should cease making premium payments as loans to Messrs. Zimmer and Edwab. At that time the Compensation Committee concluded that it was appropriate to pay Messrs. Zimmer and Edwab the amount of the premiums and the related tax gross-up. In determining annual compensation, the Compensation Committee takes this into consideration.

Airplane Use

Mr. Zimmer is provided with the benefit of using our aircraft for personal air transportation from time to time. The Compensation Committee considers the benefit of Mr. Zimmer’s airplane use in Mr. Zimmer’s total compensation package.

Impact of Accounting and Tax Treatment

SFAS No. 123(R) issued by the Financial Accounting Standards Board requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Equity awards we grant are structured to comply with the requirements of SFAS No. 123R to maintain the appropriate equity accounting treatment.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation paid to the CEO and the four other most highly compensated executive officers that may be deducted by us in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Committee believes the compensation payable in excess of this amount for the five named executive officers will not result in any material loss of tax deductions.

Section 409A of the Code, as amended, provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We structure any deferred compensation items to be in compliance with Section 409A.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal year ended February 3, 2007 to each of our five most highly compensated executive officers, including the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”):

											Change in
											Pension Value
											and
											Nonqualified
									Non-Equity		Deferred
						Stock		Option	Incentive Plan		Compensation	All Other
		Salary		Bonus		Awards		Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)		($)		($)		($)	($)(2)		($)	($)(5)		($)

George Zimmer Chairman of the Board and Chief Executive Officer	2006	428,077		—		—		—	134,000		—	814,747	(6)(7)	1,376,824
Neill P. Davis Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	2006	368,576		6,958	(3)	—		—	134,000		—	1,745	(8)(9)	511,279
Douglas S. Ewert Executive Vice President and Chief Operating Officer	2006	424,616		—		352,700	(4)	—	134,000		—	11,870	(8)(9)	923,186
Charles Bresler Ph.D. President	2006	428,077		—		—		—	134,000		—	10,370	(8)(9)	572,447
Pasquale De Marco President — Moores Retail Group Inc.	2006	324,271	(11)	—		—		—	85,750	(11)	—	19,314	(10)(11)	429,335

(1)	Represents salary for 53 weeks in 2006 fiscal year.

(2)	Represents bonus paid relating to services performed in 2006 fiscal year.

(3)	Represents special bonus paid to Mr. Davis.

(4)	Represents value of 10,000 deferred stock units granted to Mr. Ewert on April 13, 2006. The award vests in annual increments of 2,500 units on April 13, 2007, 2008, 2009 and 2010.

(5)	Includes the Company’s $595 contribution to the ESP allocated to the account of each Named Executive Officer except Mr. De Marco.

(6)	Includes $360,943 in connection with insurance premiums (see “Split-Dollar Life Insurance Agreement”), $266,780 in related tax gross up payments and $182,929 associated with Mr. Zimmer’s personal use of the corporate aircraft.

(7)	Includes $3,500 associated with usage of a Company facility by family and friends of Mr. Zimmer.

(8)	Includes amount of dividend paid on unvested deferred stock units to the Named Executive Officer.

(9)	Includes $400 of the Company’s matching contributions to the 401(k) Savings Plan account of the Named Executive Officer.

(10)	Represents amounts paid in connection with automobile benefits (i.e., lease car and related car repairs and car insurance).

(11)	Compensation paid to or on behalf of Mr. De Marco is translated from Canadian dollars to US dollars at the exchange rate in effect at the time each such payment was made or attributed to Mr. De Marco.

Split-Dollar Life Insurance Agreement

The George Zimmer 1988 Living Trust is presently the owner of 3,754,225 shares of Common Stock. We have been advised that in the event of the death of George Zimmer, absent other sources of cash, his estate may be required to publicly sell all or a substantial portion of such shares to satisfy estate tax obligations. The public sale of such number of shares may destabilize the market for our publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as a split-dollar life insurance agreement) under the terms of which we made advances of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value, as amended, of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust assigned the policies to us as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts assigned the additional policies to us as collateral. The proceeds of these policies are intended to provide Mr. Zimmer’s estate with enough liquidity to avoid destabilizing sales of Common Stock.

In light of the provisions of the Sarbanes-Oxley Act of 2002 which prohibit us from making loans to our officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by the cash payable pursuant to such policies), we have ceased making premium payments as loans to Mr. Zimmer. We have elected to pay the premiums on behalf of Mr. Zimmer as additional compensation with an additional increase in compensation to cover the taxes due on such compensation.

In June 2006, we entered into an additional split-dollar life insurance agreement with Mr. Zimmer pursuant to which we granted to Mr. Zimmer the right to select the settlement option for payment of the death benefits and the beneficiaries to receive certain of the proceeds to be paid upon Mr. Zimmer’s death under a $4,000,000 policy which we maintain on Mr. Zimmer’s life. We will continue to pay the premiums due on this policy, a portion of which is additional compensation to Mr. Zimmer. We are the sole owner of the policy and at the time of Mr. Zimmer’s death we have the right to receive a portion of the death benefit equal to the greater of the total amount of the premiums paid under the policy or the cash value of the policy (excluding certain charges and reductions, including but not limited to indebtedness outstanding against such policy and interest related thereto). The balance of the death benefit, if any, will be provided to the beneficiaries named by Mr. Zimmer.

Employee Equity Incentive Plans

We maintain The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (formerly known as the 1996 Stock Option Plan, the “1996 Plan”), 1998 Key Employee Stock Option Plan (the “1998 Option Plan”) and the 2004 Long-Term Incentive Plan (the “2004 Plan”) (collectively, the “Plans”) for the benefit of our full-time key employees. Under the 1996 Plan, awards covering up to 2,775,000 shares of Common Stock may be granted. Under the 1998 Option Plan, options to purchase up to 3,150,000 shares of Common Stock may be granted. Under the 2004 Plan, awards covering up to 900,000 shares of Common Stock may be granted.

The 1998 Option Plan, the 1996 Plan and the 2004 Plan are administered by the Compensation Committee. The individuals eligible to participate in the Plans are such of our full-time key employees, including officers and employee directors, as the respective committees may determine from time to time. However:

•	George Zimmer and James E. Zimmer are not eligible to participate in the 1996 Plan and the 1998 Option Plan; and

•	none of our executive officers may participate in the 1998 Option Plan.

Under the 1996 Plan and the 2004 Plan, the Compensation Committee may grant options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, deferred stock units, performance stock awards, performance units, cash-based awards, and other stock-based awards. Under the 1998 Option Plan, the Compensation Committee may only grant nonqualified stock options. Under the 1998 Option Plan, the purchase price of shares subject to an option granted under the 1998 Option Plan is determined by the Compensation Committee at the date of grant. Generally, the price at which a nonqualified stock option may be granted may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Under the 1996 Plan and the 2004 Plan, the purchase price of shares subject to an option granted under such plans is determined by the Compensation Committee and may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Compensation Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercisable period may not exceed five years from date of grant. Stock appreciation rights (freestanding or tandem), restricted stock, deferred stock units, performance stock awards, performance units, other stock-based awards and cash-based awards may be granted under the 1996 Plan or the 2004 Plan in such number and upon such terms and conditions as determined by the Compensation Committee.

Generally, awards granted under the Plans are not transferable by the holder other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminates his or her employment with us for any reason other than the death, disability or the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death, disability or retirement of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder, or his or her heirs, as the case may be, generally may exercise the option in respect of the number of shares that were vested on the date of severance because of death, disability or retirement. With regard to other awards under the 1996 Plan and the 2004 Plan, the Compensation Committee shall determine the extent to which a holder shall have the right to receive or exercise such award following termination of the holder’s employment with us.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants made during the fiscal year ended February 3, 2007 to each of the Named Executive Officers under any of the Plans:

									All Other		All Other
									Stock		Option		Grant
									Awards:		Awards:	Exercise	Date Fair
		Estimated Future Payouts				Estimated Future Payouts			Number		Number	or Base	Value of
		Under Non-Equity				Under Equity			of Shares		of Securities	Price of	Stock and
		Incentive Plan Awards				Incentive Plan Awards			of Stock		Underlying	Option	Option
	Grant	Threshold	Target	Maximum		Threshold	Target	Maximum	or Units		Options	Awards	Awards
Name	Date	($)	($)	($)		($)	($)	($)	(#)		(#)	($/Sh)	($/sh)

George Zimmer	4/8/2006	(1)	—	200,000	(1)	—	—	—	—		—	—	—
Neill P. Davis	4/8/2006	(1)	—	200,000	(1)	—	—	—	—		—	—	—
Douglas S. Ewert	4/13/06	—	—	—		—	—	—	10,000	(2)	—	—	35.27
	4/8/2006	(1)	—	200,000	(1)	—	—	—	—		—	—	—
Charles Bresler, Ph.D.	4/8/2006	(1)	—	200,000	(1)	—	—	—	—		—	—	—
Pasquale De Marco	4/8/2006	(1)	—	85,750	(1)	—	—	—	—		—	—	—

(1)	Relates to our ongoing bonus program in which executive officers participate annually. The criteria for determining the amount of each Named Executive Officer’s bonus is based on: (i) the Company attaining sales goals, (ii) the Company attaining net income goals, and (iii) the officer attaining personal goals. Each of the first two criteria are quantitative, while the third criterion is subjective. Each criterion carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three criteria — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular criterion is met and receives the entire one-third payout if the “excellent” threshold is achieved. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the Named Executive Officers other than himself. Threshold levels for “good” financial criteria are based on minimum performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year and are generally considered to be obtainable that year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold and, in recent years, these thresholds have often been achieved with respect to one or more of the metrics.

(2)	Represents deferred stock units granted to Mr. Ewert. The award vests as follows: 2,500 units annually on April 13, 2007, 2008, 2009 and 2010.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended February 3, 2007 for each of the Named Executive Officers:

	Option Awards						Stock Awards
				Equity Incentive								Equity Incentive
				Plan Awards:							Equity Incentive	Plan Awards:
	Number of	Number of		Number of			Number		Market Value		Plan Awards:	Market or
	Securities	Securities		Securities			of Shares		of Shares		Number of	Payout Value of
	Underlying	Underlying		Underlying			or Units		or Units		Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised		Unexercised	Option		of Stock		of Stock		Units or Other	Units or Other
	Options	Options		Unearned	Exercise	Option	That Have		That Have		Rights That Have	Rights That Have
	Exercisable	Unexercisable		Options	Price	Expiration	Not Vested		Not Vested		Not Vested	Not Vested
Name	(#)	(#)		(#)	($)	Date	(#)		($)		(#)	($)

George Zimmer	—	—		—	—	—	—		—		—	—
Neill P. Davis	—	30,004	(1)	—	14.24	2/11/2012	—		—		—	—
	—	22,500	(2)	—	7.97	2/26/2013	—		—		—	—
	—	60,000	(3)	—	15.88	2/13/2014	—		—		—	—
	—	—		—	—	—	—		—		—	—
Douglas S. Ewert	—	4,500	(4)	—	15.75	2/01/2010	—		—		—	—
	—	1,500	(5)	—	16.63	2/22/2011	—		—		—	—
	—	3,000	(6)	—	7.97	2/26/2013	—		—		—	—
	—	36,000	(7)	—	15.88	2/13/2014	—		—		—	—
	—	—		—	—	—	37,500	(8)	1,643,250	(13)	—	—
	—	—		—	—	—	7,500	(9)	328,650	(13)	—	—
Charles Bresler, Ph.D.	—	150,000	(10)	—	14.24	2/11/2012	—		—		—	—
	—	—		—	—	—	37,500	(11)	1,643,250	(13)	—	—
Pasquale De Marco	2,000	36,000	(12)	—	9.80	9/30/2012	—		—		—	—

(1)	The award vests as follows: 7,501 options annually on January 27, 2008, 2009, 2010 and 2011.

(2)	The award vests as follows: 7,500 options annually on February 26, 2007, 2008, 2009 and 2010.

(3)	The award vests as follows: 7,500 options annually on February 13, 2008, 2009 and 2010; 15,000 options on February 13, 2011; 22,500 options on February 13, 2012.

(4)	The award vests on February 1, 2008.

(5)	The award vests as follows: 1,500 options annually on February 22, 2007 and 2008.

(6)	The award vests as follows: 3,000 options annually on February 26, 2007 and 2008.

(7)	The award vests as follows: 9,000 options annually on February 13, 2009, 2010, 2011 and 2012.

(8)	The award vests as follows: 7,500 units on April 13, 2008, 2009, 2010, 2011 and 2012.

(9)	The award vests as follows: 2,500 units annually on April 13, 2008, 2009 and 2010.

(10)	The award vests as follows: 30,000 options annually on January 27, 2008, 2009, 2010 and July 27, 2011.

(11)	The award vests as follows: 7,500 units on April 13, 2008, 2009, 2010, 2011 and 2012.

(12)	The award vests as follows: 6,000 options annually on September 30, 2007, 2008, 2009, 2010, 2011 and 6,000 options on March 31, 2012.

(13)	Based on the closing price per share for our common stock on the New York Stock Exchange on February 2, 2007, which was the last trading day of our fiscal year.

Option Exercises and Stock Vested Table

The following table summarizes certain information regarding the exercise of options and the vesting of stock during the fiscal year ended February 3, 2007 for each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

George Zimmer	—	—	—	—
Neill P. Davis	16,499	414,801.22	3,000	105,810.00
Douglas S. Ewert	9,000	207,931.05	7,500	264,525.00
Charles Bresler, Ph.D.	26,250	530,181.75	7,500	264,525.00
Pasquale De Marco	8,000	240,831.00	—	—

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. None of the Named Executive Officers have change-in-control agreements with us.

DIRECTOR COMPENSATION

Our employee directors do not receive fees for attending meetings of the Board of Directors. Each of our non-employee directors receives an annual retainer of $24,000. In addition, members of the Audit Committee receive an annual retainer of $2,000, or $10,000 for the Chairman of the Audit Committee, as well as an additional $1,000 for each meeting attended in person and $500 for each meeting held telephonically. Members of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $1,000, or $2,000 for the Chairman of each committee, as well as an additional $1,000 for each meeting attended in person and $500 for each meeting held telephonically. Further, under the Company’s 1992 Non-Employee Director Stock Option Plan (the “Director Plan”) each person who is a non-employee director on the last business day of each of our fiscal years is granted 1,500 shares of restricted stock and an option to acquire an additional 1,500 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director. All restrictions on the restricted stock lapse one year after the date of grant.

The following table summarizes compensation paid to each non-employee director during the fiscal year ended February 3, 2007:

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(2)	($)(3)	($)	Earnings	($)	($)

Rinaldo S. Brutoco	35,000	65,730	28,022	—	—	—	128,752
Michael L. Ray, Ph.D.	28,000	65,730	28,022	—	—	—	121,752
Sheldon I. Stein	28,000	65,730	28,022	—	—	—	121,752
Kathleen Mason(1)	35,000	65,730	28,022	—	—	—	128,752
Deepak Chopra, M.D.	26,000	65,730	28,022	—	—	—	119,252
William B. Sechrest	43,500	65,730	28,022	—	—	—	137,252

(1)	Ms. Mason has chosen not to stand for re-election as a director of the Company in order to reduce the number of boards of directors on which she serves as a director.

(2)	Represents value of 1,500 restricted shares granted to director on February 2, 2007. The award vests on February 2, 2008.

(3)	Represents value of 1,500 stock options granted to director on February 2, 2007 with a weighted average option value of $18.68 per share. The fair value of the options is estimated on the date of grant using the Black Scholes option pricing model. The following weighted average assumptions were used for the grant: expected volatility of 42.68%, risk-free interest rate (U.S. Treasury five year notes) of 4.82%, dividend yield of 0.58% and an expected life of six years.

In addition, on April 10, 2007, pursuant to the terms of the Director Plan, Mr. Katzen was granted 1,500 shares of restricted stock and an option to acquire an additional 1,500 shares of Common Stock at a purchase price of $47.18 in connection with his initial election to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 20, 2004, we purchased a 1980 Gulfstream III aircraft from Regal Aviation L.L.C. (“Regal Aviation”) for $5.0 million. Regal Aviation, which operated a private air charter service, is a limited liability company of which George Zimmer, Chairman and Chief Executive Officer of the Company, owns 99%. In addition, on August 20, 2004, we entered into a leasing arrangement with Regal Aviation under which Regal Aviation operated, managed and marketed the aircraft as well as provided the appropriate flight personnel and services. The aircraft is utilized to provide air transportation from time to time for Mr. Zimmer as well as leased to third parties for charter. Prior to the purchase of the aircraft from Regal Aviation, we utilized the services of Regal Aviation to provide air transportation from time to time for our employees. On August 31, 2006, Regal Aviation sold substantially all of its assets (the “Sale”) to an unrelated third party who now provides to us those services previously provided by Regal Aviation. In fiscal 2006, prior to the Sale, we paid approximately $319,100 to Regal Aviation for all such services.

Based on the results of recent appraisals and review of the terms of other Regal Aviation leasing arrangements with unrelated third parties, we believe that the terms of the aircraft purchase and leasing agreement are comparable to what would have been available to us from unaffiliated third parties at the time such agreements were entered into.

In April 2002, we advanced $220,750 to Mr. Davis, Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer of the Company, to enable him to purchase a residence. At the beginning of fiscal 2006, Mr. Davis had a balance of $166,440. During 2006, Mr. Davis repaid $20,000 of this advance and paid us $6,958 in interest. The average interest rate on the loan during fiscal 2006 was 4.7% per annum. As of February 3, 2007, the outstanding loan balance was $146,440.

James E. Zimmer, George Zimmer’s brother, is and has been the Senior Vice President — Merchandising of the Company since 1975 and is compensated in line with other similarly situated employees of the Company, except that historically he has not received awards under our equity plans. James Zimmer’s base salary and bonus equaled $377,846 for the fiscal year ended February 3, 2007.

Policies and Procedures for Approval of Related Person Transactions

In April 2007, the Board of Directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $25,000. The Compensation Committee is responsible for reviewing, approving and ratifying any related person transaction. The Compensation Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

INDEPENDENT AUDITORS

The Audit Committee has approved the appointment of the firm of Deloitte & Touche LLP (“D&T”) as independent auditors for the fiscal year ending February 2, 2008. Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

Fees for professional services provided by D&T in each of the last two fiscal years in each of the following categories are:

	Fiscal Year
	2006	2005

Audit Fees(1)	$1,017,200	$996,000
Audit Related Fees(2)	60,000	41,000
Tax Fees(3)	179,200	108,000
All Other Fees(4)	16,400	75,100

	$1,272,800	$1,220,100

(1)	Audit fees consist of audit work performed in connection with the annual financial statements, assessment of our internal control over financial reporting, the reviews of unaudited quarterly financial statements as well as work generally only the independent auditor can reasonably provide, such as consents, comfort letters and review of documents filed with the Securities and Exchange Commission.

(2)	Audit related services represent fees for audits of our employee benefit plans.

(3)	Tax services include fees for a variety of federal, state and international tax consulting projects and tax compliance services, including fixed fee payments for certain previously contingent fee arrangements.

(4)	These fees for other services consist of general tax compliance software licensing.

The Audit Committee has considered whether non-audit services provided by D&T to us are compatible with maintaining D&T’s independence.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent public accountants to us or any of our subsidiaries. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Sechrest. There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2006.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2008 must be received by us at our corporate offices, 5803 Glenmont Drive, Houston, Texas 77081-1701, attention: Investor Relations, or via facsimile at (713) 592-7060, no later than January 10, 2008, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

Our management knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies by telephone, telegram or personal interview.

PROXY	PROXY
THE MEN’S WEARHOUSE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2007

The undersigned shareholder of The Men’s Wearhouse, Inc. (the “Company”) hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2007, at The Westin St. Francis, 335 Powell Street, San Francisco, California, and at any adjournment or adjournments thereof.

1.	Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

(Continued, and to be signed on reverse side)

This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated _ _ , 2007

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2007

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below. Please provide voting instructions by marking your choices below.

1.  Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

(Continued, and to be signed on reverse side)

The shares allocated to your account in the Company’s 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated _ _ , 2007

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2007

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below. Please provide voting instructions by marking your choices below.

1.	Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

(Continued, and to be signed on reverse side)

The shares allocated to your account in the Company’s Employee Stock Ownership Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated _ _ , 2007

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2007

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below. Please provide voting instructions by marking your choices below.

1.  Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

(Continued, and to be signed on reverse side)

The shares allocated to your account in the Company’s Employee Stock Discount Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated _ _ , 2007

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY